Registration No. 333-264388

Filed Pursuant to Rule 433

Dated June 21, 2024

4X
MAX
Exchange Traded Notes


Trade 4X leverage today.
$SPYU
MAX
Exchange Traded Notes


MAX™ S&P 500®
4X Leveraged
Exchange
Traded Notes.
MAX
Exchange Traded Notes


Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about the offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.
The S&P 500 Index is a product of S&P Dow Jones Indices LLC ("S&P DJI"). S&P®, S&P 500®, SPY® and The 500 are trademarks of S&P Global, Inc. or its affiliates. The S&P 500 Index and related trademarks have been licensed by Bank of Montreal for use with the MAX S&P 500 4X Leveraged Exchange Traded Notes (ETNs). The ETNs are not sponsored, endorsed, marketed or promoted by S&P DJI or its affiliates, and none of them will have any liability with respect thereto.
MAX
Exchange Traded Notes


Now Trading.
$SPYU
Amplify Your Instincts.
Learn more
The ETNs are not suitable for all investors and intended to be daily trading tools for sophisticated investors. An investment in the ETNs is subject to significant risks. You should proceed with extreme caution in considering an investment in the ETNs.
MAX
Exchange Traded Notes

4X

MAX

Exchange Traded Notes

Trade **4X leverage** today.

$SPYU

MAX

Exchange Traded Notes

Introducing MAX™ S&P 500® 4X Leveraged Exchange Traded Notes.

MAX

Exchange Traded Notes

Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about the offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC ("S&P DJI"). S&P®, S&P 500®, SPY® and The 500 are trademarks of S&P Global, Inc. or its affiliates. The S&P 500 Index and related trademarks have been licensed by Bank of Montreal for use with the MAX S&P 500 4X Leveraged Exchange Traded Notes (ETNs). The ETNs are not sponsored, endorsed, marketed or promoted by S&P DJI or its affiliates, and none of them will have any liability with respect thereto.

MAX

Exchange Traded Notes

Trading Now!

$SPYU

Amplify Your Instincts.

Learn more

The ETNs are not suitable for all investors and intended to be daily trading tools for sophisticated investors. An investment in the ETNs is subject to significant risks. You should proceed with extreme caution in considering an investment in the ETNs.

MAX

Exchange Traded Notes

MAX
Exchange Traded Notes


Trade **4X leverage** today.
$SPYU
MAX
Exchange Traded Notes


Introducing MAX™ S&P 500® 4X Leveraged Exchange Traded Notes.
MAX
Exchange Traded Notes


Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about the offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.
The S&P 500 Index is a product of S&P Dow Jones Indices LLC ("S&P DJI"). S&P®, S&P 500®, SPY® and The 500 are trademarks of S&P Global, Inc. or its affiliates. The S&P 500 Index and related trademarks have been licensed by Bank of Montreal for use with the MAX S&P 500 4X Leveraged Exchange Traded Notes (ETNs). The ETNs are not sponsored, endorsed, marketed or promoted by S&P DJI or its affiliates, and none of them will have any liability with respect thereto.
MAX
Exchange Traded Notes


Now Trading.
$SPYU
MAX S&P 500 4X ETN.
Learn more
The ETNs are not suitable for all investors and intended to be daily trading tools for sophisticated investors. An investment in the ETNs is subject to significant risks. You should proceed with extreme caution in considering an investment in the ETNs.
MAX
Exchange Traded Notes

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YouTube In Stream Video | 1200x675 Storyboard

YouTube In Stream Video | Storyboard Option 2

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